SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 30, 2012
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 30, 2012, Research Frontiers Inc. (Nasdaq: REFR), the developer of patented SPD light-control technology, announced that museum exhibit cases made with the Company’s instantly dimmable SPD-SmartGlass are being used in the Great Hall of the world-renown Brooklyn Museum as part of the museum’s newly opened “Connecting Cultures: A World in Brooklyn” exhibition.

As noted in the press release, the SPD-Smart museum exhibit cases are used specifically to minimize the damage from light exposure to the artifacts being exhibited. These artifacts include a 17th century map by French cartographer Nicolas Sanson and an Incan tunic that dates to as early as the 15th century. By pressing a button on the museum exhibit cases, visitors to the Great Hall can make the SPD-SmartGlass instantly clear, permitting a view of the artifact. After approximately sixty seconds, the SPD-SmartGlass automatically darkens, minimizing the artifact’s exposure to light and thus protecting it.

Light can cause cumulative and irreversible damage to artwork such as paintings, paper manuscripts and textiles. By offering a technology that is able to block UV and visible light and that instantly switches between its tinted and clear states, SPD-Smart museum exhibit cases enable conservators and curators to display precious works of art while minimizing the detrimental effects of UV and visible light. These cases can be equipped with a motion detector to automatically make the SPD-SmartGlass clear when someone approaches the artifact. In addition, SPD-Smart museum exhibit cases can incorporate LED lights that concurrently change from off to on and off again as the transparency of the SPD-SmartGlass switches.

The SPD-SmartGlass for the museum exhibit cases in the Brooklyn Museum’s “Connecting Cultures” exhibition was supplied by Research Frontiers licensee Innovative Glass Corporation. The cases were produced by The Small Corporation, a leading designer and manufacturer of archival museum exhibit cases and museum quality picture frames. More information about “Connecting Cultures” is available from the Brooklyn Museum’s website and from a recently published New York Times article.

From May 8-11, 2012 in Albuquerque, New Mexico, The Small Corporation will feature an SPD-Smart museum exhibit case in its booth (#205-207) at the 2012 Annual Meeting of the American Institute for Conservation of Historic and Artistic Works (AIC). This exhibit case is equipped with electronically dimmable SPD-SmartGlass, a motion detector to automatically make the SPD-SmartGlass transmissive as someone approaches, LED lighting and auto-darkening functionality. If you are unable to attend the AIC event, you can view a video demonstration or photo of the SPD-Smart museum exhibit case.

Details are noted in the press release attached as an exhibit to this report. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated April 30, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By: Joseph M. Harary
Title: President and CEO

Dated: March 7, 2012